UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2005

ENERGY WEST, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

MONTANA (State or other jurisdiction of incorporation or jurisdiction)	0-14183 (Commission File Number)	81-0141785 (IRS Employer Identification Number)

1 First Avenue South, Great Falls, Montana (Address of principal executive office)	59401 (Zip Code)

Registrant’s telephone number, including area code: (406) 791-7500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.

Private Placement

     On May 26, 2005, the registrant issued and sold 287,500 shares of its common stock, par value $0.15 per share (“Common Stock”), to qualified investors pursuant to a subscription agreement with each investor.

     Pursuant to the subscription agreements, the registrant issued and sold to the investors 287,500 shares of Common Stock for a price of $8.00 per share or an aggregate price of $2,300,000.

     No underwriting discounts or commissions were paid by the registrant in connection with this transaction. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Section 506 of Regulation D promulgated thereunder. The registrant relied, as applicable, upon the representations made by the purchasers of such securities in determining that such exemptions were available.

Amendment to Rights Agreement

     The registrant’s Board of Directors approved an amendment to its Preferred Stock Rights Agreement (the “Rights Agreement”) in order to allow one of its largest shareholders, Richard M. Osborne and certain of his affiliated entities, to purchase additional shares of the Company’s Common Stock in the private placement described above. The amendment became effective as of May 25, 2005.

     Previously under the Rights Agreement, Mr. Osborne and his affiliates, who owned approximately 20.8% of the registrant’s outstanding shares of Common Stock, were precluded from acquiring additional shares of Common Stock or be subject to significant dilution as a result of triggering the dilutive provisions of the Rights Agreement. The amendment now permits Mr. Osborne and his affiliates to acquire, collectively, up to 25% of Common Stock without triggering that provision.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On May 24, 2005, the registrant’s Board of Directors voted to expand the size of the Board from seven to eight members and appointed one new director to fill the vacancy. Joining the Board as an outside director is Mark Grossi. Mr. Grossi will serve until the next election of directors at the 2005 annual meeting of stockholders. There is no arrangement or understanding between Mr. Grossi and any other person pursuant to which Mr. Grossi was appointed as a director of the Company.

     Mr. Grossi was an investor in the private placement discussed under Items 1.01 and 3.02 above and purchased 173,240 shares of Common Stock for an aggregate purchase price of $1,385,920 pursuant to that transaction.

     On May 26, 2005, the registrant issued a press release announcing the private placement and the appointment of a new director. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     c) EXHIBITS. The following exhibits are filed herewith:

Exhibit No.	Item

99.1	Press Release dated May 26, 2005 announcing the private placement and the appointment of a new director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY WEST, INCORPORATED

By: /s/ John C. Allen

Dated: May 27, 2005	John C. Allen
Senior Vice President and General Counsel

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